    As filed with the Securities and Exchange Commission on December 30, 2003

                                                      Registration No. 333-32933

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ----------------------

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                           SOUTHERN ENERGY HOMES, INC.
             (Exact name of Registrant as specified in its charter)

                                    DELAWARE
         (State or other jurisdiction of incorporation or organization)

                                   63-1083246
                     (I.R.S. employer identification number)

                    144 Corporate Way, Addison, Alabama 35540
                                  (256)747-8589
  (Address, including zip code, and telephone number, including area code, of
                    Registrant's principal executive offices)

                                Dan E. Batchelor
             Executive Vice President, General Counsel and Secretary
                    144 Corporate Way, Addison, Alabama 35540
                                 (256) 747-8589
       (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                   Copies to:
                               Carolyn L. Duncan.
                          Ritchie Duncan & Goodwin, LLC
                              312 North 23rd Street
                            Birmingham, Alabama 35203
                                 (205) 251-1288

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective. [ ]

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities being offered only in connection with dividend or interest reinvestment plans, please check the following box. [ ]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                          DEREGISTRATION OF SECURITIES

The purpose of this Post-Effective Amendment No. 1 to this Registration Statement is to deregister all 347,070 shares of common stock, par value $.0001 per share, of Southern Energy Homes, Inc., a Delaware corporation, registered pursuant to this Registration Statement.

This Registration Statement was filed with the Securities and Exchange Commission on August 6, 1997, in accordance with registration rights contained in an Agreement and Plan of Reorganization dated November 21, 1996, pursuant to which the Company acquired BR Holding Corp. Under the Agreement, Southern Energy Homes, Inc. has the right at any time more than 180 days following the effective date to deregister any securities registered by this Registration Statement and not yet sold. In addition, Southern Energy Homes, Inc. has fewer than 300 shareholders of record and is eligible, and has announced its intention, to deregister all its shares of common stock. Southern Energy Homes, Inc. wishes to terminate the offering of securities registered pursuant to this Registration Statement. This Post-Effective Amendment No. 1 is being filed in accordance with the undertaking set forth in Part II, Item 17(a)(3) of this Registration Statement.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act, Southern Energy Homes, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post- Effective Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Addison, Alabama, on the 30th day of December, 2003.

                                         SOUTHERN ENERGY HOMES, INC.



                                         By:  /s/ Keith O. Holdbrooks
                                            -----------------------------------
                                         Keith O. Holdbrooks
                                         President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Amendment has been signed below by the following persons in the capacities and on the date indicated.

SIGNATURE                                   TITLE                                         DATE



/s/ Keith O. Holdbrooks                     Chief Executive Officer                       December 30, 2003
--------------------------                  President and Director
Keith O. Holdbrooks



/s/ James L. Stariha                        Chief Financial Officer,                      December 30, 2003
--------------------------                  Treasurer
James L. Stariha



/s/ Wendell L. Batchelor                    Chairman and Director                         December 30, 2003
--------------------------
Wendell L. Batchelor




/s/ Louis C. Henderson Jr.                  Director                                      December 30, 2003
--------------------------
Louis C. Henderson, Jr.




/s/A.C. (Del) Marsh                         Director                                      December 30, 2003
--------------------------
A.C. (Del) Marsh


